CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share data)


                                            BASIC
                                            YEAR ENDED
                                              Dec.27,    Dec.28,     Dec.30,
                                                1997       1996       1995
Earnings
Earnings(loss) before extraordinary charge  $  92,071  $ (22,054) $  139,922

Extraordinary loss on early extinguishment
   of debt                                     (5,242)      (441)     (8,279)

Net earnings(loss)                          $  86,829  $ (22,495) $  131,643

Shares

Weighted average shares outstanding            73,373     72,026      65,572

Per share
Earnings(loss) before extraordinary charge  $    1.25  $   (.31)  $     2.13

Extraordinary loss on early extinguishment
  of debt                                       (.07)         -        (.12)

Net earnings(loss)                          $    1.18  $   (.31)  $     2.01



                                             DILUTED
                                            YEAR ENDED
                                              Dec.27,    Dec.28,     Dec.30,
                                                1997       1996       1995
Earnings
Earnings(loss) before extraordinary charge  $  92,071  $ (22,054) $  139,922

Extraordinary loss on early extinguishment
  of debt                                      (5,242)      (441)     (8,279)

Net earnings(loss)                          $  86,829  $ (22,495) $  131,643

Shares
Weighted average shares outstanding            73,373     72,026      65,572

Common stock equivalents                        1,985         -          697

Average shares outstanding                     75,358     72,026      66,269

Per share
Earnings(loss) before extraordinary charge  $    1.22  $   (.31)  $     2.11

Extraordinary loss on early extinguishment
  of debt                                       (.07)         -        (.12)

Net earnings(loss)                          $    1.15  $   (.31)  $    1.99